             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
               SERIES C 10% CUMULATIVE REDEEMABLE PREFERRED STOCK

                                    SERIES C

                                       OF

                            ARTHUR TREACHER'S, INC.

ARTHUR TREACHER'S, INC., a corporation organized and existing under the Utah Business Corporation Act,

DOES HEREBY CERTIFY:
That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation (as amended) of said Corporation, and pursuant to the provisions of Section 16-10-1 5 of the Utah Business Corporation Act, said Board of Directors at a meeting duly held on June 6, 1 997, adopted a resolution providing for the designation, number, voting powers, preferences and rights of the Series C 10% Cumulative Redeemable Preferred Stock and the qualifications, limitations, or restrictions thereof, which resolution is as follows:

                               RESOLUTION FIXING
                                 EXPRESS TERMS
                                       OF
               SERIES C 10% CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                            ARTHUR TREACHER'S, INC.

   RESOLVED, that there is hereby established a third series of Preferred Stock, the designation, number, voting powers, preferences and rights and the qualifications, limitations, or restrictions thereof are as follows:

     Section 1. Designation of Series.

     The series shall be designated "Series C 10% Cumulative Redeemable Preferred Stock" ("Series C Preferred Stock").

     Section 2. Number of Shares.

     The number of shares of Series C Preferred Stock is 1 50,000, which number the Board of Directors may increase or decrease (but not below the number of shares of the series then outstanding).

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     Section 3. Dividends.

     (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the declaration of dividends, cumulative dividends at the annual rate of $ 1 0.00 per share, and no more, payable annually in cash, on the fifteenth day of October of each year, hereinafter referred to as the "dividend date," to stockholders of record on such dates respectively preceding the payment thereof as may be fixed by the Board of Directors in declaring any such dividends. Such dividends shall be cumulative from the date of issuance, and the first such dividend shall be prorated from the date of issuance. Accumulations of dividends on shares of Series C Preferred Stock shall not bear interest.

     (b) So long as any shares of Series C Preferred Stock shall remain outstanding, no dividends or other distributions (other than dividends payable in shares ranking junior to the Series C Preferred Stock, both as to dividends and in liquidation) shall be paid upon or set apart for or distributed with respect to any shares ranking junior to the Series C Preferred Stock (either as to dividends or assets) at any time when there exists a default with respect to the payment of dividends with respect to outstanding shares of Series C Preferred Stock.

     Section 4. Liquidation Preference.

     (a) In the event of any liquidation, dissolution, or winding up of the Corporation, or any distribution of its capital, the holders of shares of the Series C Preferred Stock shall be entitled to receive, from the assets of the Corporation, payment in cash of an amount equal to $100.00 per share, plus a further amount equal to all accrued and unpaid cumulative dividends on the Series C Preferred Stock to the date of payment of the amount due pursuant to such liquidation, dissolution, or winding up of the Corporation, before any distribution of assets shall be made to the holders of any class of shares ranking junior to the Series C Preferred Stock, either as to dividends or assets. If, upon such liquidation, dissolution, winding up, or distribution of capital, the assets thus distributable to the holders of shares of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed ratably among the holders of shares of Series C Preferred Stock according to the number of such shares held by each. After such payment to the holders of shares of Series C Preferred Stock, the remaining assets and funds of the Corporation shall be divided and distributed among the holders of shares ranking junior to the Series C Preferred Stock, then outstanding, according to their respective interests.

     (b) The liquidation, dissolution, winding up, or distribution of capital, as such terms are used in the foregoing paragraph, shall not be deemed to include any consolidation or merger of the Corporation with another corporation or any transfer of substantially the entirety of the property and assets of the Corporation to another corporation.

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Section 5. Redemption and Purchase.

     (a) At the election of the Corporation, to be exercised by resolution adopted by its Board of Directors, all or any part of the shares of Series C Preferred Stock may be redeemed, commencing October 3 1, 1 999, on any quarterly dividend payment date upon not less than 30 days' nor more than 60 days' previous notice given by first-class mail, postage prepaid, to the holders of record thereof at their addresses as the same appear on the records of the Corporation and by (a) paying for each share thereof called for redemption $ 1

00.00, plus a further amount equal to all accrued and unpaid cumulative dividends on the Series C Preferred Stock to the date fixed for redemption, or, in lieu of such payment, by (b) depositing the redemption price in cash on or prior to said redemption date with such bank or trust company in the City of Jacksonville, Florida, as may be designated by the Board of Directors of the Corporation in trust for payment on the redemption date to the holders of the shares of Series C Preferred Stock so to be redeemed. In case of the redemption of less than all of the outstanding shares of Series C Preferred Stock, the shares to be redeemed may be selected by lot or pro rata, or by call of all or any part of the shares owned by one or more holders of such shares, or by such other method as the Board of Directors In its discretion may determine, and notice, as above provided, shall be given to the holders of record whose shares have been so selected for redemption. On and after the date fixed in any such notice as the date of redemption of the shares of Series C Preferred Stock, unless default shall be made by the Corporation in the payment and/or deposit-of the redemption price pursuant to such notice and to the provisions hereof, all dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and on such date or on deposit in trust as aforesaid of funds sufficient for such redemption (notice of redemption having been given as aforesaid), whether said deposit shall have been made on said redemption date or prior thereto, all rights of the holders of said shares of Series C Preferred Stock as stockholders of the Corporation shall cease except the right to receive the redemption price and no more from the Corporation or from a depositary as above described, upon surrender of their certificates properly endorsed. If the holders of the shares of Series C Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption of their shares, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts, and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

     (b) The Corporation may also, from time to time, purchase or otherwise acquire outstanding shares of Series C Preferred Stock.

     (c) Any shares of Series C Preferred Stock which are redeemed or purchased by the Corporation shall have the status of authorized but unissued shares of Preferred Stock without designation of any series.

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     Section 6. Voting Rights

     The holders of shares of Series C Preferred Stock shall not be entitled to vote, except as otherwise required by law.

     IN WITNESS WHEREOF, ARTHUR TREACHER'S, INC. has caused this certificate to be signed by R. FRANK BROWN, its PRESIDENT and by WILLIAM F. SACULLA, it's SECRETARY, this 5th day of November, 1997

                                     ARTHUR TREACHER'S, INC.

                                     /s/R. Frank Brown, President
                                     ----------------------------

                                     R. Frank Brown, President


                                     /s/William F. Saculla, Secretary
                                     --------------------------------
                                     William F. Saculla, Secretary



STATE OF FLORIDA            )

COUNTY OF DUVAL             ) SS


BE IT REMEMBERED that on this 5th day of November, 1997, personally came before me, a Notary Public in and for the Country and State aforesaid, R. Frank Brown, President of Arthur Treacher's, Inc., a corporation of the State of Utah, and he duly executed said certificate before me and acknowledged the said certificate to be the free act and deed of said Corporation and the facts stated herein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                                                  Notary Public
                                                              /s/ Tina Sorkness

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